Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 24, 2020 FOR IMMEDIATE RELEASE

NextEra Energy reports fourth-quarter and full-year 2019 financial results

•	NextEra Energy delivers strong full-year financial and operational results

•
Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in residential bills nearly 30% below the national average and best-ever service reliability

•	Gulf Power Company generates significant value creation for customers and shareholders in first year of ownership

•	NextEra Energy Resources adds more than 5,800 megawatts to its backlog and commissions approximately 2,700 megawatts of renewables projects in 2019

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2019 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $975 million, or $1.99 per share, compared to $422 million, or $0.88 per share, for the fourth quarter of 2018. On an adjusted basis, NextEra Energy's 2019 fourth-quarter earnings were $706 million, or $1.44 per share, compared to $718 million, or $1.49 per share, in the fourth quarter of 2018.

For the full year 2019, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $3.769 billion, or $7.76 per share, compared to $6.638 billion, or $13.88 per share, in 2018. On an adjusted basis, NextEra Energy's full-year 2019 earnings were $4.062 billion, or $8.37 per share, compared to $3.673 billion, or $7.70 per share, in 2018, which represents year-over-year growth in adjusted earnings per share of approximately 8.7%.

Adjusted earnings for these periods exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; non-qualifying hedges; NextEra Energy Partners, LP net investment gains; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); operating results from the Spain solar projects; and acquisition-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy's performance in 2019 was strong both financially and operationally with outstanding execution on all of our initiatives," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We achieved approximately 8.7% growth in adjusted earnings per share for the year and delivered a total shareholder return of approximately 43%, significantly outperforming both the S&P 500 and the S&P 500 Utilities Index. During 2019, FPL successfully executed smart capital investments to improve its already best-in-class customer value proposition. As a result, FPL's typical residential electric bill remains nearly 30% below the national average, and FPL was recognized for the fourth time in five years as being the most reliable electric utility in the nation. At Gulf Power Company, we had terrific execution throughout the first year of ownership and delivered significant value to customers and shareholders. The NextEra Energy Resources team continues to capitalize on what we believe is the best renewables development environment in our history, adding more than 5,800 megawatts to its contracted renewables backlog and commissioning another approximately 2,700 megawatts of wind and solar projects, including repowering. I continue to remain as enthusiastic as ever about NextEra Energy's long-term growth prospects and will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in 2020, 2021 and 2022, while at the same time maintaining our strong credit ratings."

Florida Power & Light Company
FPL, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, reported fourth-quarter 2019 net income of $400 million, or $0.81 per share, compared to $407 million, or $0.85 per share, for the prior-year quarter. For the full year 2019, FPL reported net income on a GAAP basis of $2.334 billion, or $4.81 per share, compared to $2.171 billion, or $4.55 per share, in 2018.

FPL's full-year growth was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $2.0 billion in the fourth quarter of 2019, bringing its full-year capital investments to a total of roughly $5.8 billion. Regulatory capital employed increased by approximately 8.3% for 2019. During the fourth quarter of 2019, FPL's average number of customers increased by approximately 100,000 from the prior-year comparable quarter.

FPL continues to identify smart capital investments in clean, efficient, modernized generation, as well as a stronger and smarter grid, to further enhance its already best-in-class customer value proposition of low bills, high reliability, award-winning customer service and a clean emissions profile. FPL's typical residential electric bill remains nearly 30% below the national average and among the lowest of all 54 electric providers in the state of Florida. Earlier this month, the typical FPL residential customer monthly bill decreased nearly $4, or approximately 4%. FPL had continued success with its cost-saving initiatives, reducing its already best-in-class dollar per retail-megawatt-hour non-fuel O&M costs by more than 5% year-over-year. These ongoing cost savings, combined with the flexibility afforded by FPL's current settlement agreement, enabled FPL to avoid a customer surcharge for the roughly $260 million of storm restoration costs related to Hurricane Dorian. In addition to low bills, FPL delivered its best-ever service reliability performance in 2019 and was named the winner of the 2019 ReliabilityOneTM National Reliability Excellence Award, presented by PA Consulting, for the fourth time in five years.

In 2019, FPL successfully executed on its ongoing capital plan, including bringing online the highly efficient Okeechobee Clean Energy Center and an additional 300 megawatts (MW) of cost-effective solar on time and on budget. Construction on an additional 10 solar sites, totaling nearly 750 MW of combined capacity, remain on track and on budget to begin providing cost-effective energy to FPL customers in early 2020. These projects are part of FPL's groundbreaking "30-by-30" plan, which is one of the world's largest solar expansions and will result in approximately 10,000 MW of incremental solar capacity on FPL's system. This solar expansion combined with low-cost battery storage solutions, such as the Manatee Energy Storage Center that was announced during the year, represent the next phase of FPL's generation modernization efforts and are expected to further reduce FPL's CO2 emissions rate, which is already among the lowest in the nation and has declined more than 30% since 2005.

Beyond solar, construction on the highly efficient, roughly 1,200-MW Dania Beach Clean Energy Center remains on schedule and on budget as it continues to advance toward its projected commercial operation date in 2022.

In addition, after an extensive and thorough 18-month review, the Nuclear Regulatory Commission granted Turkey Point units 3 and 4 their second 20-year license extensions. These units are the first nuclear power units in the U.S. to achieve this milestone, and this decision supports the continued production of clean, zero-emission, reliable and affordable nuclear power in Florida for many years to come.

Gulf Power Company
Gulf Power, a rate-regulated electric utility that serves approximately 470,000 customers in eight counties throughout northwest Florida, reported fourth-quarter 2019 net income on a GAAP basis of $23 million, or $0.05 per share. On an adjusted basis, Gulf Power's earnings for the fourth quarter of 2019 were $26 million, or $0.05 per share. For the full year 2019, Gulf Power reported net income on a GAAP basis of $180 million, or $0.37 per share. On an adjusted basis, Gulf Power's earnings for the full year 2019 were $200 million, or $0.41 per share.

The Gulf Power integration continues to progress well, and the team remains focused on improving the customer value proposition by reducing costs and making smart capital investments for the benefit of customers. In the first year of ownership, Gulf Power reduced its O&M costs by approximately 20%, while investing approximately $730 million to support regulatory capital employed growth of 11% year-over-year. Gulf Power customers are already beginning to benefit as the company achieved its best-ever service reliability year, which was approximately 20% better than 2018.

The approximately 75-MW Blue Indigo Solar Energy Center, Gulf Power's first solar development project, is expected to go into service later this quarter and generate significant customer savings over its lifetime. All of the other major capital investments, including the North Florida Resiliency Connection and the Plant Crist coal-to-natural gas conversion, continue to remain on track.

During the fourth quarter of 2019, Gulf Power's average number of customers increased slightly from the prior-year comparable quarter.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy and rate-regulated transmission businesses of NextEra Energy, reported a fourth-quarter 2019 contribution to net income attributable to NextEra Energy on a GAAP basis of $433 million, or $0.88 per share, compared to $264 million, or $0.55 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2019 were $326 million, or $0.66 per share, compared to $323 million, or $0.67 per share, for the fourth quarter of 2018. For the full year 2019, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $1.807 billion, or $3.72 per share, compared to $4.704 billion, or $9.82 per share, in 2018. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2019 were $1.695 billion, or $3.49 per share, compared to $1.498 billion, or $3.14 per share, for the full year 2018.

In 2019, NextEra Energy Resources continued to advance its position as the leading developer and operator of wind, solar and battery storage projects, commissioning approximately 2,700 MW of renewables projects in the U.S., including repowering. The team extended its long track record of renewables origination success, adding more than 5,800 MW to the backlog over the past year. Since the third-quarter financial results call in late October, the team added 1,609 MW of renewables projects to the backlog, including approximately 500 MW of combined wind and repowering, 770 MW of solar and 340 MW of battery storage, all of which will be paired with new solar projects.

Corporate and Other
In the fourth quarter of 2019 on a GAAP basis, Corporate and Other earnings increased $0.77 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the fourth quarter of 2019 declined $0.05 compared to the prior-year quarter. For the full year 2019, Corporate and Other earnings decreased $0.65 per share on a GAAP basis, compared to 2018. On an adjusted basis, Corporate and Other earnings for the full year 2019 decreased $0.35 per share, compared to 2018.

Outlook
NextEra Energy's financial expectations, which were extended last year through 2022, remain unchanged. NextEra Energy continues to expect its adjusted earnings per share compound annual growth rate to be in a range of 6% to 8% through 2021, off the 2018 adjusted earnings per share of $7.70, plus accretion of $0.15 and $0.20 in 2020 and 2021, respectively, from the Florida acquisitions. For 2020, NextEra Energy continues to expect its adjusted earnings per share to be in the range of $8.70 to $9.20. For 2022, NextEra Energy expects to grow 6% to 8%, off 2021 adjusted earnings per share, translating to a range of $10.00 to $10.75 per share.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; NextEra Energy Partners, LP net investment gains; the financial results from the Spain solar projects; and acquisition-related expenses. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's fourth-quarter and full-year 2019 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the fourth-quarter and full-year 2019 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold; and Gulf Power Company, which serves approximately 470,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity.

NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2020 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; the inability to realize the anticipated benefits of the Gulf Power Company acquisition; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or through expected shutdown; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2018 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,925	$353	$1,338	$(28)	$4,588
Operating Expenses (Income)
Fuel, purchased power and interchange	778	127	182	(32)	1,055
Other operations and maintenance	420	88	481	47	1,036
Storm restoration costs	262	—	—	—	262
Impairment charges	—	—	(1)	—	(1)
Acquisition-related	—	4	—	(1)	3
Depreciation and amortization	519	67	368	15	969
Losses (gains) on disposal of businesses/assets - net	(1)	—	(28)	1	(28)
Taxes other than income taxes and other - net	330	29	55	—	414
Total operating expenses - net	2,308	315	1,057	30	3,710
Operating Income (Loss)	617	38	281	(58)	878
Other Income (Deductions)
Interest expense	(152)	(15)	(182)	161	(188)
Equity in earnings (losses) of equity method investees	—	—	146	—	146
Allowance for equity funds used during construction	16	3	(3)	—	16
Interest income	1	1	10	1	13
Gains on disposal of investments and other property - net	—	—	17	—	17
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	81	—	81
Other net periodic benefit income	—	—	—	49	49
Other - net	—	—	25	—	25
Total other income (deductions) - net	(135)	(11)	94	211	159
Income (Loss) before Income Taxes	482	27	375	153	1,037
Income Tax Expense (Benefit)	82	4	73	34	193
Net Income (Loss)	400	23	302	119	844
Net Loss Attributable to Noncontrolling Interests	—	—	131	—	131
Net Income (Loss) Attributable to NextEra Energy, Inc.	$400	$23	$433	$119	$975
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$400	$23	$433	$119	$975
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(160)	(224)	(384)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(83)	—	(83)
Impact of income tax rate change on differential membership interests	—	—	30	—	30
NEP investment gains - net	—	—	49	—	49
Operating loss (income) of Spain solar projects	—	—	3	—	3
Acquisition-related	—	4	—	1	5
Less related income tax expense (benefit)	—	(1)	54	58	111
Adjusted Earnings (Loss)	$400	$26	$326	$(46)	$706
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.81	$0.05	$0.88	$0.25	$1.99
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.33)	(0.46)	(0.79)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.17)	—	(0.17)
Impact of income tax rate change on differential membership interests	—	—	0.06	—	0.06
NEP investment gains - net	—	—	0.10	—	0.10
Operating loss (income) of Spain solar projects	—	—	0.01	—	0.01
Acquisition-related	—	0.01	—	—	0.01
Less related income tax expense (benefit)	—	(0.01)	0.11	0.13	0.23
Adjusted Earnings (Loss) Per Share	$0.81	$0.05	$0.66	$(0.08)	$1.44
Weighted-average shares outstanding (assuming dilution)					491

————————————
(a) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(b) After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$—	$—	$(120)	$(0.25)	$(165)	$(0.33)	$(285)	$(0.58)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(60)	$(0.12)	$—	$—	$(60)	$(0.12)
Impact of income tax rate change on differential membership interests	$—	$—	$22	$0.04	$—	$—	$22	$0.04
NEP investment gains - net	$—	$—	$37	$0.08	$—	$—	$37	$0.08
Operating loss (income) of Spain solar projects	$—	$—	$14	$0.03	$—	$—	$14	$0.03
Acquisition-related	$3	$—	$—	$—	$—	$—	$3	$—

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2018	FPL	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$2,935	$1,489	$(34)	$4,390
Operating Expenses (Income)
Fuel, purchased power and interchange	831	141	(36)	936
Other operations and maintenance	398	453	31	882
Storm restoration costs	2	—	—	2
Impairment charges	—	11	—	11
Acquisition-related	—	6	13	19
Depreciation and amortization	768	311	12	1,091
Losses (gains) on disposal of businesses/assets - net	(2)	(32)	2	(32)
Taxes other than income taxes and other - net	329	48	(3)	374
Total operating expenses - net	2,326	938	19	3,283
Operating Income (Loss)	609	551	(53)	1,107
Other Income (Deductions)
Interest expense	(131)	(260)	(318)	(709)
Equity in earnings (losses) of equity method investees	—	(24)	11	(13)
Allowance for equity funds used during construction	26	1	—	27
Interest income	1	9	2	12
Gains on disposal of investments and other property - net	—	28	—	28
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	(212)	—	(212)
Other net periodic benefit income	—	—	29	29
Other - net	1	19	—	20
Total other income (deductions) - net	(103)	(439)	(276)	(818)
Income (Loss) before Income Taxes	506	112	(329)	289
Income Tax Expense (Benefit)	99	(44)	(80)	(25)
Net Income (Loss)	407	156	(249)	314
Net Loss Attributable to Noncontrolling Interests	—	108	—	108
Net Income (Loss) Attributable to NextEra Energy, Inc.	$407	$264	$(249)	$422
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$407	$264	$(249)	$422
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(103)	295	192
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	210	—	210
Tax reform-related	—	(3)	1	(2)
NEP investment gains - net	—	(1)	—	(1)
Operating loss (income) of Spain solar projects	—	4	—	4
Acquisition-related	—	6	13	19
Less related income tax expense (benefit)	—	(54)	(72)	(126)
Adjusted Earnings (Loss)	$407	$323	$(12)	$718
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.85	$0.55	$(0.52)	$0.88
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(0.21)	0.61	0.40
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	0.44	—	0.44
Tax reform-related	—	—	—	—
NEP investment gains - net	—	—	—	—
Operating loss (income) of Spain solar projects	—	0.01	—	0.01
Acquisition-related	—	0.01	0.03	0.04
Less related income tax expense (benefit)	—	(0.13)	(0.15)	(0.28)
Adjusted Earnings (Loss) Per Share	$0.85	$0.67	$(0.03)	$1.49
Weighted-average shares outstanding (assuming dilution)				481

————————————
(a) During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(c) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$(86)	$(0.20)	$225	$0.47	$139	$0.27
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$147	$0.31	$—	$—	$147	$0.31
Tax reform-related	$(9)	$(0.01)	$1	$—	$(8)	$(0.01)
NEP investment gains - net	$(2)	$—	$(2)	$(0.01)	$(4)	$(0.01)
Operating loss (income) of Spain solar projects	$4	$0.01	$—	$—	$4	$0.01
Acquisition-related	$5	$0.01	$13	$0.03	$18	$0.04

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$12,192	$1,487	$5,639	$(114)	$19,204
Operating Expenses (Income)
Fuel, purchased power and interchange	3,256	547	689	(129)	4,363
Other operations and maintenance	1,519	279	1,668	174	3,640
Storm restoration costs	234	—	—	—	234
Impairment charges	—	—	72	—	72
Acquisition-related	—	27	8	—	35
Depreciation and amortization	2,524	247	1,387	58	4,216
Losses (gains) on disposal of businesses/assets - net	(5)	—	(402)	1	(406)
Taxes other than income taxes and other - net	1,362	116	213	6	1,697
Total operating expenses - net	8,890	1,216	3,635	110	13,851
Operating Income (Loss)	3,302	271	2,004	(224)	5,353
Other Income (Deductions)
Interest expense	(594)	(55)	(873)	(727)	(2,249)
Equity in earnings (losses) of equity method investees	—	—	67	(1)	66
Allowance for equity funds used during construction	62	4	1	—	67
Interest income	5	3	38	8	54
Gains on disposal of investments and other property - net	—	—	54	1	55
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	238	—	238
Other net periodic benefit income	—	—	—	185	185
Other - net	—	(1)	59	9	67
Total other income (deductions) - net	(527)	(49)	(416)	(525)	(1,517)
Income (Loss) before Income Taxes	2,775	222	1,588	(749)	3,836
Income Tax Expense (Benefit)	441	42	162	(197)	448
Net Income (Loss)	2,334	180	1,426	(552)	3,388
Net Loss Attributable to Noncontrolling Interests	—	—	381	—	381
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,334	$180	$1,807	$(552)	$3,769
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,334	$180	$1,807	$(552)	$3,769
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	89	457	546
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(249)	—	(249)
Impact of income tax rate change on differential membership interests	—	—	120	—	120
NEP investment gains - net	—	—	(124)	—	(124)
Operating loss (income) of Spain solar projects	—	—	(8)	—	(8)
Acquisition-related	—	27	8	19	54
Less related income tax expense (benefit)	—	(7)	52	(91)	(46)
Adjusted Earnings (Loss)	$2,334	$200	$1,695	$(167)	$4,062
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$4.81	$0.37	$3.72	$(1.14)	$7.76
Adjustments - pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.18	0.94	1.12
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.51)	—	(0.51)
Impact of income tax rate change on differential membership interests	—	—	0.25	—	0.25
NEP investment gains - net	—	—	(0.26)	—	(0.26)
Operating loss (income) of Spain solar projects	—	—	(0.02)	—	(0.02)
Acquisition-related	—	0.05	0.02	0.04	0.11
Less related income tax expense (benefit)	—	(0.01)	0.11	(0.18)	(0.08)
Adjusted Earnings (Loss) Per Share	$4.81	$0.41	$3.49	$(0.34)	$8.37
Weighted-average shares outstanding (assuming dilution)					485

————————————
(a) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(b) After tax impact by segment is as follows:	Gulf Power		NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$—	$—	$63	$0.15	$341	$0.71	$404	$0.86
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$—	$—	$(176)	$(0.37)	$—	$—	$(176)	$(0.37)
Impact of income tax rate change on differential membership interests	$—	$—	$89	$0.18	$—	$—	$89	$0.18
NEP investment gains - net	$—	$—	$(96)	$(0.20)	$—	$—	$(96)	$(0.20)
Operating loss (income) of Spain solar projects	$—	$—	$2	$—	$—	$—	$2	$—
Acquisition-related	$20	$0.04	$6	$0.01	$44	$0.09	$70	$0.14

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2018	FPL	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$11,862	$4,984	$(119)	$16,727
Operating Expenses (Income)
Fuel, purchased power and interchange	3,250	609	(127)	3,732
Other operations and maintenance	1,514	1,649	167	3,330
Storm restoration costs	3	—	—	3
Impairment charges	—	11	—	11
Acquisition-related	—	6	26	32
Depreciation and amortization	2,633	1,230	48	3,911
Losses (gains) on disposal of businesses/assets - net	(6)	(82)	8	(80)
Taxes other than income taxes and other - net	1,314	193	1	1,508
Total operating expenses - net	8,708	3,616	123	12,447
Operating Income (Loss)	3,154	1,368	(242)	4,280
Other Income (Deductions)
Interest expense	(541)	(595)	(362)	(1,498)
Equity in earnings (losses) of equity method investees	—	321	37	358
Allowance for equity funds used during construction	90	6	—	96
Interest income	4	40	7	51
Gain on NEP deconsolidation	—	3,927	—	3,927
Gains on disposal of investments and other property - net	—	111	—	111
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	(189)	—	(189)
Other net periodic benefit income	—	—	168	168
Other - net	3	49	(4)	48
Total other income (deductions) - net	(444)	3,670	(154)	3,072
Income (Loss) before Income Taxes	2,710	5,038	(396)	7,352
Income Tax Expense (Benefit)	539	1,196	(159)	1,576
Net Income (Loss)	2,171	3,842	(237)	5,776
Net Loss Attributable to Noncontrolling Interests	—	862	—	862
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,171	$4,704	$(237)	$6,638
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,171	$4,704	$(237)	$6,638
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(45)	293	248
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	180	—	180
Tax reform-related	—	(560)	(12)	(572)
NEP investment gains - net	—	(3,786)	—	(3,786)
Operating loss (income) of Spain solar projects	—	1	—	1
Acquisition-related	—	6	26	32
Less related income tax expense (benefit)	—	998	(66)	932
Adjusted Earnings (Loss)	$2,171	$1,498	$4	$3,673
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$4.55	$9.82	$(0.49)	$13.88
Adjustments - pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	(0.11)	0.61	0.50
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	0.38	—	0.38
Tax reform-related	—	(1.14)	(0.03)	(1.17)
NEP investment gains - net	—	(7.91)	—	(7.91)
Operating loss (income) of Spain solar projects	—	—	—	—
Acquisition-related	—	0.01	0.06	0.07
Less related income tax expense (benefit)	—	2.09	(0.14)	1.95
Adjusted Earnings (Loss) Per Share	$4.55	$3.14	$0.01	$7.70
Weighted-average shares outstanding (assuming dilution)				477

————————————
(a) During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

(c) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$(41)	$(0.10)	$227	$0.47	$186	$0.37
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$127	$0.27	$(2)	$—	$125	$0.27
Tax reform-related	$(421)	$(0.86)	$(15)	$(0.04)	$(436)	$(0.90)
NEP investment gains - net	$(2,885)	$(6.02)	$22	$0.05	$(2,863)	$(5.97)
Operating loss (income) of Spain solar projects	$9	$0.02	$—	$—	$9	$0.02
Acquisition-related	$5	$0.01	$9	$0.02	$14	$0.03

(d) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$54,523	$5,628	$35,746	$196	$96,093
Nuclear fuel	1,153	—	602	—	1,755
Construction work in progress	3,351	765	5,151	63	9,330
Accumulated depreciation and amortization	(13,953)	(1,630)	(9,457)	(128)	(25,168)
Total property, plant and equipment - net	45,074	4,763	32,042	131	82,010
Current Assets
Cash and cash equivalents	77	6	352	165	600
Customer receivables, net of allowances	1,024	143	1,113	2	2,282
Other receivables	333	7	404	(219)	525
Materials, supplies and fossil fuel inventory	722	127	479	—	1,328
Regulatory assets	227	117	1	(10)	335
Derivatives	3	—	740	19	762
Other	133	45	1,398	—	1,576
Total current assets	2,519	445	4,487	(43)	7,408
Other Assets
Special use funds	4,771	—	2,183	—	6,954
Investment in equity method investees	—	—	7,453	—	7,453
Prepaid benefit costs	1,477	—	2	(42)	1,437
Regulatory assets	2,549	418	104	216	3,287
Derivatives	—	—	1,613	11	1,624
Goodwill	300	—	1,217	2,687	4,204
Other	498	229	2,415	172	3,314
Total other assets	9,595	647	14,987	3,044	28,273
Total Assets	$57,188	$5,855	$51,516	$3,132	$117,691
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	10,851	1,013	11,991	(11,885)	11,970
Retained earnings	9,174	26	19,154	(3,155)	25,199
Accumulated other comprehensive loss	—	(1)	(51)	(117)	(169)
Total common shareholders' equity	21,398	1,716	31,094	(17,203)	37,005
Noncontrolling interests	—	—	4,355	—	4,355
Total equity	21,398	1,716	35,449	(17,203)	41,360
Redeemable noncontrolling interests	—	—	487	—	487
Long-term debt	14,131	1,510	4,407	17,495	37,543
Total capitalization	35,529	3,226	40,343	292	79,390
Current Liabilities
Commercial paper	1,482	192	—	842	2,516
Other short-term debt	—	200	—	200	400
Current portion of long-term debt	30	175	215	1,704	2,124
Accounts payable	768	301	2,652	(90)	3,631
Customer deposits	459	34	6	—	499
Accrued interest and taxes	266	29	178	85	558
Derivatives	12	1	326	5	344
Accrued construction-related expenditures	426	25	701	—	1,152
Regulatory liabilities	284	25	—	11	320
Other	498	140	1,494	177	2,309
Total current liabilities	4,225	1,122	5,572	2,934	13,853
Other Liabilities and Deferred Credits
Asset retirement obligations	2,268	117	1,072	—	3,457
Deferred income taxes	5,415	626	3,061	(741)	8,361
Regulatory liabilities	9,296	527	129	(16)	9,936
Derivatives	1	—	435	427	863
Other	454	237	904	236	1,831
Total other liabilities and deferred credits	17,434	1,507	5,601	(94)	24,448
Commitments and Contingencies
Total Capitalization and Liabilities	$57,188	$5,855	$51,516	$3,132	$117,691
————————————
(a) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2018	FPL	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$49,640	$32,206	$140	$81,986
Nuclear fuel	1,189	551	—	1,740
Construction work in progress	3,888	4,306	163	8,357
Accumulated depreciation and amortization	(13,218)	(8,461)	(70)	(21,749)
Total property, plant and equipment - net	41,499	28,602	233	70,334
Current Assets
Cash and cash equivalents	112	336	190	638
Customer receivables, net of allowances	1,026	1,276	—	2,302
Other receivables	284	449	(66)	667
Materials, supplies and fossil fuel inventory	670	553	—	1,223
Regulatory assets	447	—	1	448
Derivatives	—	563	1	564
Other	239	309	3	551
Total current assets	2,778	3,486	129	6,393
Other Assets
Special use funds	4,056	1,830	—	5,886
Investment in equity method investees	—	6,521	227	6,748
Prepaid benefit costs	1,407	2	(125)	1,284
Regulatory assets	2,843	65	382	3,290
Derivatives	—	1,326	29	1,355
Goodwill	302	587	2	891
Other	599	2,090	4,832	7,521
Total other assets	9,207	12,421	5,347	26,975
Total Assets	$53,484	$44,509	$5,709	$103,702
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	10,601	9,855	(9,966)	10,490
Retained earnings	9,040	17,348	(2,551)	23,837
Accumulated other comprehensive loss	—	(115)	(73)	(188)
Total common shareholders' equity	21,014	27,088	(13,958)	34,144
Noncontrolling interests	—	3,269	—	3,269
Total equity	21,014	30,357	(13,958)	37,413
Redeemable noncontrolling interests	—	468	—	468
Long-term debt	11,688	4,422	10,672	26,782
Total capitalization	32,702	35,247	(3,286)	64,663
Current Liabilities
Commercial paper	1,256	—	1,493	2,749
Other short-term debt	—	40	5,425	5,465
Current portion of long-term debt	95	602	2,019	2,716
Accounts payable	731	1,680	(25)	2,386
Customer deposits	442	3	—	445
Accrued interest and taxes	376	224	(123)	477
Derivatives	32	391	252	675
Accrued construction-related expenditures	323	872	—	1,195
Regulatory liabilities	310	3	12	325
Other	511	548	71	1,130
Total current liabilities	4,076	4,363	9,124	17,563
Other Liabilities and Deferred Credits
Asset retirement obligations	2,147	988	—	3,135
Deferred income taxes	5,165	2,659	(457)	7,367
Regulatory liabilities	8,886	100	23	9,009
Derivatives	9	416	91	516
Other	499	736	214	1,449
Total other liabilities and deferred credits	16,706	4,899	(129)	21,476
Commitments and Contingencies
Total Capitalization and Liabilities	$53,484	$44,509	$5,709	$103,702
————————————
(a) During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,334	$180	$1,426	$(552)	$3,388
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,524	247	1,387	58	4,216
Nuclear fuel and other amortization	175	3	65	19	262
Impairment charges	—	—	72	—	72
Unrealized losses (gains) on marked to market derivative contracts - net	—	—	(204)	96	(108)
Foreign currency transaction losses	—	—	—	17	17
Deferred income taxes	44	—	439	(225)	258
Cost recovery clauses and franchise fees	177	(23)	—	1	155
Equity in losses (earnings) of equity method investees	—	—	(67)	1	(66)
Distributions of earnings from equity method investees	—	—	438	—	438
Gains on disposal of businesses, assets and investments – net	(5)	—	(456)	—	(461)
Recoverable storm-related costs	—	(180)	—	—	(180)
Other - net	11	(7)	(308)	91	(213)
Changes in operating assets and liabilities:
Current assets	(48)	(16)	136	51	123
Noncurrent assets	(67)	78	(61)	(43)	(93)
Current liabilities	32	41	(46)	89	116
Noncurrent liabilities	4	(5)	239	(7)	231
Net cash provided by (used in) operating activities	5,181	318	3,060	(404)	8,155
Cash Flows From Investing Activities
Capital expenditures of FPL	(5,560)	—	—	—	(5,560)
Acquisition and capital expenditures of Gulf Power	—	(729)	—	(4,436)	(5,165)
Independent power and other investments of NEER	—	—	(6,385)	—	(6,385)
Nuclear fuel purchases	(195)	—	(120)	—	(315)
Other capital expenditures, acquisitions and other investments	—	—	—	(37)	(37)
Sale of independent power and other investments of NEER	—	—	1,163	—	1,163
Proceeds from sale or maturity of securities in special use funds and other investments	2,729	—	1,040	239	4,008
Purchases of securities in special use funds and other investments	(2,854)	—	(1,042)	(264)	(4,160)
Other - net	10	—	67	197	274
Net cash used in investing activities	(5,870)	(729)	(5,277)	(4,301)	(16,177)
Cash Flows From Financing Activities
Issuances of long-term debt	2,498	505	1,187	9,729	13,919
Retirements of long-term debt	(95)	(105)	(1,607)	(3,685)	(5,492)
Proceeds from differential membership investors	—	—	1,604	—	1,604
Net change in commercial paper	226	192	—	(652)	(234)
Proceeds from other short-term debt	—	200	—	—	200
Repayments of other short-term debt	—	—	(40)	(4,725)	(4,765)
Payments to related parties under a cash sweep and credit support agreement – net	—	—	(54)	—	(54)
Issuances of common stock - net	—	—	—	1,494	1,494
Dividends on common stock	—	—	—	(2,408)	(2,408)
Dividends & capital distributions from (to) parent - net	(1,950)	(311)	1,653	608	—
Other - net	(49)	(1)	(195)	(146)	(391)
Net cash provided by financing activities	630	480	2,548	215	3,873
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	4	—	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(59)	69	335	(4,490)	(4,145)
Cash, cash equivalents and restricted cash at beginning of year	254	—	344	4,655	5,253
Cash, cash equivalents and restricted cash at end of year	$195	$69	$679	$165	$1,108
————————————
(a) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2018	FPL	NEER(a)	Corporate and Other(a)(b)	NextEra Energy
Cash Flows From Operating Activities
Net income	$2,171	$3,842	$(237)	$5,776
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,633	1,230	48	3,911
Nuclear fuel and other amortization	144	73	19	236
Impairment charges	—	11	—	11
Unrealized losses (gains) on marked to market derivative contracts – net	—	(214)	268	54
Foreign currency transaction losses	—	—	16	16
Deferred income taxes	180	1,489	(206)	1,463
Cost recovery clauses and franchise fees	(225)	—	—	(225)
Equity in losses (earnings) of equity method investees	—	(321)	(37)	(358)
Distributions of earnings from equity method investees	—	309	19	328
Losses (gains) on disposal of a business, assets and investments – net	(6)	(193)	8	(191)
Gain on NEP deconsolidation	—	(3,927)	—	(3,927)
Other - net	(39)	116	27	104
Changes in operating assets and liabilities:
Current assets	97	(401)	(327)	(631)
Noncurrent assets	(64)	(153)	(3)	(220)
Current liabilities	(509)	625	47	163
Noncurrent liabilities	40	29	14	83
Net cash provided by (used in) operating activities	4,422	2,515	(344)	6,593
Cash Flows From Investing Activities
Capital expenditures of FPL	(5,012)	—	—	(5,012)
Independent power and other investments of NEER	—	(7,045)	—	(7,045)
Nuclear fuel purchases	(123)	(144)	—	(267)
Other capital expenditures, acquisitions and other investments	—	—	(680)	(680)
Sale of independent power and other investments of NEER	—	1,617	—	1,617
Proceeds from sale or maturity of securities in special use funds and other investments	2,232	1,052	126	3,410
Purchases of securities in special use funds and other investments	(2,402)	(1,101)	(230)	(3,733)
Distributions from equity method investees of independent power investments	—	637	—	637
Other - net	239	(128)	12	123
Net cash used in investing activities	(5,066)	(5,112)	(772)	(10,950)
Cash Flows From Financing Activities
Issuances of long-term debt	1,748	287	2,364	4,399
Retirements of long-term debt	(1,591)	(931)	(580)	(3,102)
Proceeds from differential membership investors	—	1,841	—	1,841
Net change in commercial paper	(431)	—	1,493	1,062
Proceeds from other short-term debt	—	40	5,625	5,665
Repayments of other short-term debt	(250)	(5)	(200)	(455)
Payments to related parties under a cash sweep and credit support agreement – net	—	(21)	—	(21)
Issuances of common stock - net	—	—	718	718
Dividends on common stock	—	—	(2,101)	(2,101)
Dividends & capital distributions from (to) parent - net	1,285	1,090	(2,375)	—
Other - net	(37)	(231)	(104)	(372)
Net cash provided by financing activities	724	2,070	4,840	7,634
Effects of currency translation on cash, cash equivalents and restricted cash	—	(7)	—	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	80	(534)	3,724	3,270
Cash, cash equivalents and restricted cash at beginning of year	174	878	931	1,983
Cash, cash equivalents and restricted cash at end of year	$254	$344	$4,655	$5,253
————————————
(a) During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other were adjusted to reflect the segment change.

(b) Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32	$1.61	$2.10	$0.88	$13.88

FPL - 2018 Earnings Per Share	$1.02	$1.32	$1.37	$0.85	$4.55
New investment growth	0.09	0.09	0.08	0.10	0.36
Allowance for funds used during construction	0.01	(0.02)	(0.02)	(0.02)	(0.06)
Other and share dilution	0.10	(0.02)	(0.03)	(0.12)	(0.04)
FPL - 2019 Earnings Per Share	$1.22	$1.37	$1.40	$0.81	$4.81

Gulf Power - 2018 Earnings Per Share	$—	$—	$—	$—	$—
Post acquisition contribution	0.08	0.12	0.16	$0.05	0.41
Acquisition-related	—	(0.03)	—	—	(0.04)
Gulf Power - 2019 Earnings Per Share	$0.08	$0.09	$0.16	$0.05	$0.37

NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.29	$0.55	$0.45	$0.55	$9.82
New investments	0.08	0.09	0.22	0.15	0.55
Existing assets	(0.10)	(0.06)	(0.01)	0.13	(0.03)
Gas infrastructure	0.03	0.02	0.03	0.04	0.13
NextEra Energy Transmission	0.02	—	0.03	0.01	0.04
Customer supply and proprietary power & gas trading	0.06	0.06	0.03	(0.10)	0.05
Asset sales/abandonment	(0.06)	—	(0.11)	—	(0.17)
Non-qualifying hedges impact	(0.55)	0.02	0.24	0.05	(0.25)
Tax reform-related, including the impact of income tax rate change on differential membership interests	(1.01)	(0.01)	0.03	(0.05)	(1.04)
NEP investment gains - net (see related tax effects in Corporate and Other below)	(6.38)	0.67	(0.06)	(0.08)	(5.82)
Acquisition-related	(0.01)	(0.01)	(0.01)	0.01	—
Spain operating results	0.01	0.02	—	(0.02)	0.02
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	0.20	0.05	(0.04)	0.43	0.64
Interest and corporate general and administrative expenses	0.01	(0.03)	(0.07)	(0.26)	(0.36)
Other, including other investment income, income taxes and share dilution	0.08	0.02	0.05	0.02	0.14
NEER - 2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.67	$1.39	$0.78	$0.88	$3.72

Corporate and Other - 2018 Earnings (Loss) Per Share	$0.01	$(0.26)	$0.28	$(0.52)	$(0.49)
Non-qualifying hedges impact	(0.39)	(0.02)	(0.61)	0.80	(0.24)
NEP investment gains - net	0.06	—	—	(0.01)	0.05
Acquisition-related	(0.08)	—	(0.01)	0.03	(0.07)
Tax reform-related	—	(0.01)	(0.04)	—	(0.04)
Other, primarily interest expense and share dilution	(0.16)	—	(0.15)	(0.05)	(0.35)
Corporate and Other - 2019 Earnings (Loss) Per Share	$(0.56)	$(0.29)	$(0.53)	$0.25	$(1.14)

2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$2.56	$1.81	$1.99	$7.76

During the fourth quarter of 2019, NEET, which was previously reported in Corporate and Other, was moved to the NEER segment. Amounts for NEER and Corporate and Other for previous periods were adjusted to reflect the segment change.

Corporate and Other represents other business activities, eliminating entries and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.